Exhibit 10.01

TONIX PHARMACEUTICALS HOLDING CORP.

509 Madison Avenue, Suite 306

New York, New York 10022

October 15, 2013

VIA EMAIL

Lederman & Co., LLC

245 E. 93rd St. 14E

New York, NY 10022

Attn: Seth Lederman, Managing Member

Re:	Amendment to Consulting Agreement

Dear Mr. Lederman:

This letter shall serve as an amendment to the consulting agreement entered dated as of June 4, 2010 between Lederman & Co., LLC (“Lederman & Co.”) and Tonix Pharmaceuticals, Inc., as amended on December 9, 2010 and February 1, 2012 (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement. Section 3(b) of the Agreement is hereby amended and replaced in its entirety with the following:

“During the Consulting Period, the Consultant’s compensation shall be $325,000 per annum, or such greater amount as the Board may designate from time to time (the "Consulting Fees"). Consulting Fees shall be payable in monthly installments”

The foregoing amendment shall be effective as of October 15, 2013.

TONIX PHARMACEUTICALS HOLDING CORP.

/s/ LELAND GERSHELL

By:    Leland Gershell

Title:    Chief Financial Officer

Accepted to and agreed this

15th day of October, 2013:

LEDERMAN & CO., LLC

/s/ SETH LEDERMAN

By: Seth Lederman

Title: Managing Member